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                             DRINKER BIDDLE & REATH
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757


                                January 17, 1997


Pegasus Communications Corporation
c/o Pegasus Communications Management Company
100 Matsonford Road
Suite 454, 5 Radnor Corporate Center
Radnor, PA  19087

                  Re:      Registration Statement on Form S-1
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Ladies and Gentlemen:

                  As counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation and filing of the Company's Registration Statement on Form S-1, File No. 333-18739 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering 100,000 units consisting of 100,000 shares of __% Series A cumulative exchangeable preferred stock (the "Series A Preferred Stock"), and 100,000 warrants (the "Warrants") to purchase 193,600 shares of Class A common stock (collectively, the "Units") to be sold by the Company and the Company's Senior Subordinated Exchange Notes due 2007 in an aggregate principal amount not to exceed $100,000,000 (the "Exchange Notes"), which are issuable by the Company upon exchange of the Series A Preferred Stock. All of the Units will be sold by the Company, CIBC Wood Gundy Securities Corp., Lehman Brothers Inc. and B.T. Securities Corporation (collectively, the "Underwriters") and offered to the public by the Underwriters.

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, as amended, minutes and resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance of the Units as we have deemed appropriate for the purpose of rendering this opinion. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Delaware General Corporation Law.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on


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Pegasus Communications Corporation
January 17, 1997
Page 2


original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  On the basis of the foregoing, it is our opinion that (i) appropriate corporate action has been taken to authorize the sale and issuance of up to 100,000 Units consisting of the Series A Preferred Stock and the Warrants and the issuance of the Exchange Notes upon exchange of the Series A Preferred Stock, (ii) when issued and sold pursuant to the terms of the Underwriting Agreement among the Company and the several Underwriters, the 100,000 Units and 100,000 shares of Series A Preferred Stock will be legally issued, fully paid and nonassessable, (iii) when issued and sold pursuant to the Underwriting Agreement, the 100,000 Warrants will be legal, valid and binding obligations of the Company, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally, and (iv) when issued in exchange for the Series A Preferred Stock pursuant to the terms of the Company's Certificate of Incorporation and the Indenture relating to the Exchange Notes, the Exchange Notes will be legal, valid and binding obligations of the Company, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.



                                                Very truly yours,

                                               /s/ DRINKER BIDDLE & REATH
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                                               DRINKER BIDDLE & REATH